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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 21, 1999


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13664                       94-3199675
(State of Incorporation)    (Commission File Number)  (I.R.S. Employer Identification No.)

          601 Montgomery Street, San Francisco, California     94111
              (Address of principal executive offices)       (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878


________________________________________________________________________________
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events

On July 21, 1999, The PMI Group, Inc., announced that its Board of Directors declared a 3-for-2 stock split and increased its quarterly cash dividend rate, effective for the third quarter, to six (6) cents pre-split per share. The record date for the stock split is July 30, 1999. The payment date for the stock split is August 16, 1999.


Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

         None.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

July 21, 1999                 By: /s/ John M. Lorenzen, Jr.
                                  John M. Lorenzen, Jr.
                                  Executive Vice President,
                                  Chief Financial Officer